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                                                                   EXHIBIT 10.48


                          8.0% Promissory Note due 2002



                                                            Shelton, Connecticut
$650,000.00                                                    September 1, 1996


     TELEMAR SOFTWARE INTERNATIONAL, LLC, a Delaware limited liability company (the "Company"), for value received, hereby promises to pay to INFORMATION MANAGEMENT ASSOCIATES, INC., a Connecticut corporation ("IMA") or registered assigns, the principal amount of $650,000.00 as follows: $130,000 on March 1, 1998, $130,000 on March 1, 1999, $130,000 on March 1, 2000, $130,000 on
March 1, 2001 and the remaining unpaid principal hereof on March 1, 2002. The unpaid balance of such principal amount shall be at the rate of 8.0% per annum from September 1, 1996. Interest shall be payable quarterly on December 1, March 1, June 1 and September 1 in each year commencing December 1, 1996. Interest shall be charged on the principal balance from time to time outstanding on the basis of the actual number of days elapsed computed on the basis of a three hundred sixty (360) day year. Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of the Company, or at such other office or agency in the State of Connecticut as the Holder shall have designated by written notice to the Company.

     This Note is the Company's 8.0% Promissory Note due 2002 (the "Note"), originally issued in the aggregate principal amount of $650,000 pursuant to the Asset Purchase Agreement, dated September 1, 1996, between the Company and IMA (the "Purchase Agreement"). This Note is secured by, is entitled to the benefits of and is subject to the terms of a Security Agreement, dated September 1, 1996 (the "Security Agreement"), between the Company and IMA. The Security Agreement, among other things, contains provisions for acceleration of the due date for repayment of the principal hereof upon the happening of certain stated events. A complete and correct copy of the Security Agreement is available for inspection at the principal office of the Company and will be furnished to the holder of this Note upon written request and without charge.

     IMA's sole remedy in the event of a default under this Note shall be to exercise its rights under the Security Agreement. Without limiting the generality of the foregoing, no recourse or remedy shall be had for the payment of the principal of, or interest on, or any other amount which may be payable under this Note, or for any claim based hereon or otherwise in respect hereof, against any member, manager, shareholder, officer, director, employee, agent or representative, past, present or future, of the Company.

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     The Note is subject to optional prepayment, in whole or in part, at any time, or from time to time, without premium or penalty. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the day when due until said principal amount is paid in full, payable on demand at a rate per annum equal to 10.5%.

     Notwithstanding any provisions of this Note, it is the understanding and agreement of the Company and the holder that the interest rate to be paid by the Company to the holder shall not exceed the highest or maximum rate of interest permissible to be charged by a lender such as the holder to a commercial borrower such as the Company under the laws of the State of Connecticut. Any amount representing interest calculated at the interest rate paid in excess of such rate shall be considered to have been payments in reduction of principal.

     The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection of any of the indebtedness evidenced hereby. The Company hereby grants to the holder a lien on and a right of set-off against all monies, deposits and securities and the proceeds thereof, now or hereafter held or received by, or in transit to, holder from or for the Company, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all deposits (general or special), balances, sums and credits with and all claims of the Company against holder at any time existing. The holder may at any time apply the same or any part thereof to the Obligations (as defined in the Security Agreement), or any part thereof, whether or not matured at the time of such application.

     THE COMPANY AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF HOLDER'S RIGHTS AND REMEDIES. THE COMPANY ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     THE COMPANY ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE
IS PART OF A COMMERCIAL TRANSACTION AND FOR SO LONG AS ONE OR BOTH OF ALBERT R. SUBBLOIE, JR. AND GARY R. MARTINO REMAIN THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND CHAIRMAN AND CHIEF FINANCIAL OFFICER, AND DIRECTORS, RESPECTIVELY, OR MESSRS. SUBBLOIE AND MARTINO REMAIN IN SUCH POSITIONS AS ARE SIMILAR TO THE FOREGOING, THEN THE COMPANY WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE, REGIONAL, FEDERAL OR FOREIGN LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO

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USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations.

      This Note is made and delivered in Shelton, Connecticut, and shall be governed by the internal laws of the State of Connecticut without regard to conflicts of laws principles.


                                          TELEMAR SOFTWARE INTERNATIONAL, LLC



                                          By  /s/ Joseph R. LeMay, Jr.
                                            ------------------------------
                                            Name: Joseph R. LeMay, Jr.
                                            Title:  President and Chief
                                                    Executive Officer

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